SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) April 13, 2011

NORTHWEST BIOTHERAPEUTICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	0-33393	94-3306718
(State Or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

      4800 Montgomery Lane, Suite 800, Bethesda, MD 20814
(Address Of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code (240) 497-9024

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 22, 2011, the management of Northwest Biotherapeutics, Inc. (“the Company”) concluded that the Company’s audited consolidated financial statements for the quarters ended March 31, June 30 and September 30, 2009 and the year ended December 31, 2009 will be restated to correct an error in the Company’s measurement of the value for common stock issued for services in 2009.  On our quarterly reports on Form 10-Q and annual report on Form 10-K, we computed the value of the common stock issued for services using the per share value from recent financing transactions.  After reviewing comments from the Securities & Exchange Commission (the “Commission”), the literature cited by the Commission, and the financial statements for the quarters ended March 31, June 30 and September 30, 2009 and the year ended December 31, 2009, the Company has determined that it should revise its financial statements to value the common stock issued for services in 2009 on the quoted market price, rather than being based on the price of our common stock in recent financing transactions.

The Board of Directors of the Company have discussed with its independent registered public accounting firm the matters disclosed in this Item 4.02.  The Company intends to file an amended annual report on Form 10-K for the year ended December 31, 2009 as soon as practicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST BIOTHERAPEUTICS, INC

Dated: April 13, 2011	By:	/s/ Alton L. Boynton
Alton L. Boynton
President and Chief Executive Officer